EXHIBIT A

Transactions in the Shares of the Issuer During the Last 60 Days

The following tables set forth all transactions in the Shares effected in the past sixty days by the Reporting Persons. Except as noted below, all such transactions were effected in the open market through brokers and the price per share is net of commissions.

JANA

Trade Date	Shares Purchased (Sold)	Price Per Share ($)
02/21/2018	25,949	55.61
02/21/2018	61,700	55.66
02/22/2018	301,759	55.51
02/22/2018	400	55.42
02/22/2018	49,100	55.52
02/26/2018	50,200	55.56
02/26/2018	160,483	55.52
02/26/2018	357,300	55.57
02/27/2018	308,679	55.46
02/27/2018	21,095	55.36
02/27/2018	874,800	55.40
02/27/2018	50,000	55.68
02/28/2018	69,213	54.42
02/28/2018	328,500	54.18
02/28/2018	14,400	54.13
03/01/2018	74,551	53.99
03/01/2018	38,500	54.03
03/01/2018	464,213	54.06
03/01/2018	237,300	54.07
03/16/2018	8,600	54.87
03/16/2018	11,500	55.06
03/16/2018	128,373	54.99
03/19/2018	38,200	54.81
03/19/2018	359,643	54.93
03/20/2018	159,254	54.99
03/21/2018	127,592	52.96
03/21/2018	25,571	53.46
03/21/2018	783,319	53.05
03/21/2018	67,948	53.28
03/22/2018	63,067	53.83
03/23/2018	25,000	53.63
03/23/2018	65,125	53.79
03/26/2018	7,926	53.80
04/09/2018	313,744	54.83
04/09/2018	43,611	54.67
04/09/2018	(65,000)	54.88
04/10/2018	145,636	55.01
04/10/2018	288,557	55.02
04/10/2018	11,000	54.96
04/11/2018	179,255	55.21

04/11/2018	96,329	55.28
04/11/2018	28,413	55.27
04/11/2018	31,700	55.12
04/12/2018	407,540	55.35
04/12/2018	202,281	55.41
04/12/2018	93,866	55.36
04/13/2018	53,698	55.74
04/13/2018	23,752	55.78
04/13/2018	116,042	55.83
04/13/2018	20,200	55.75
04/16/2018	174,838	56.75
04/16/2018	41,499	56.68
04/16/2018	370,824	56.84
04/17/2018	531,802	56.78
04/17/2018	371,800	56.72
04/17/2018	309,800	56.87
04/17/2018	205,000	56.64
04/17/2018	120,938	56.86
04/17/2018	140,693	56.69
04/18/2018	479,771	56.73
04/18/2018	275,411	56.76
04/18/2018	73,410	56.78
04/19/2018	267,000	55.87
04/19/2018	111,608	55.95
04/19/2018	3,000	55.96

Mr. Lawrence

Trade Date	Shares Purchased (Sold)	Price Per Share ($)
03/20/2018	200,000	55.08
03/21/2018	100,000	53.45

Mr. Murphy

Trade Date	Shares Purchased (Sold)	Price Per Share ($)
03/26/2018	115,262	53.78
03/28/2018	34,738	53.99

Ms. Dietz

Trade Date	Shares Purchased (Sold)	Price Per Share ($)
04/09/2018	30,000	54.88
04/09/2018	10,000	54.61
04/09/2018	10,000	54.63
04/09/2018	8,050	54.70
04/09/2018	3,950	54.42